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                                                                      Exhibit 23
                                                                      ----------
                        Consent of Independent Auditors'
                        -------------------------------

The Board of Directors
Ferro Corporation

We consent to incorporation by reference in the Registration Statements (File Nos. 2-61407, 33-28520, and 33-45582) on Form S-8 and in the Registration Statement (File No. 33-51284) on Form S-3 of Ferro Corporation of our report dated January 25, 1995 relating to the consolidated balance sheets of Ferro Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Ferro Corporation.





/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Cleveland, Ohio
March 27, 1995